                                                                    EXHIBIT 10.2



















                      1998 OMNIBUS STOCK AND INCENTIVE PLAN

                                       FOR

                          MATADOR PETROLEUM CORPORATION

                               TABLE OF CONTENTS

1.  PURPOSE                                                               1

2.  DEFINITIONS                                                           1
    (a)   "Affiliate"                                                     1
    (b)   "Agreed Price"                                                  1
    (c)   "Award"                                                         1
    (d)   "Available Shares"                                              1
    (e)   "Board"                                                         1
    (f)   "Cause"                                                         1
    (g)   "Code"                                                          1
    (h)   "Committee"                                                     1
    (i)   "Common Stock"                                                  1
    (j)   "Company"                                                       2
    (k)   "Date of Grant"                                                 2
    (l)   "Director"                                                      2
    (m)   "Disability"                                                    2
    (n)   "Effective Date"                                                2
    (o)   "Eligible Person"                                               2
    (p)   "Fair Market Value"                                             2
    (q)   "Holder"                                                        2
    (r)   "Immediate Family"                                              2
    (s)   "Incentive Stock Option"                                        2
    (t)   "Non-qualified Stock Option"                                    2
    (u)   "Option"                                                        3
    (v)   "Optionee"                                                      3
    (w)   "Option Price"                                                  3
    (x)   "Option Proceeds"                                               3
    (y)   "Parent"                                                        3
    (z)   "Share(s)"                                                      3
    (aa)  "Spread"                                                        3
    (bb)  "Subsidiary"                                                    3

3.  AWARD OF AVAILABLE SHARES                                             3

4.  CONDITIONS FOR GRANT OF AWARDS                                        3

5.  GRANT OF OPTIONS                                                      4

6.  OPTION PRICE                                                          4

7.  EXERCISE OF OPTIONS                                                   5

8.  EXERCISABILITY OF OPTIONS AND ACCELERATION OF AWARD                   5

                                       i

9.  TERMINATION OF OPTION PERIOD                                          5

10. INCENTIVE STOCK OPTIONS FOR 10% SHAREHOLDER                           6

11. NON-QUALIFED STOCK OPTIONS                                            6

12. CERTAIN CORPORATE TRANSACTIONS                                        6

13. ADJUSTMENT OF AVAILABLE SHARES                                        7

14. TRANSFERABILITY OF AWARDS                                             8

15. ISSUANCE OF SHARES                                                    8

16. STOCK APPRECIATION RIGHTS                                             9

17. RIGHT OF FIRST REFUSAL                                               10

18. ADMINISTRATION OF THE PLAN                                           11

19. TAX WITHHOLDING                                                      12

20. INTERPRETATION                                                       12

21. AMENDMENT AND DISCONTINUATION OF THE PLAN                            13

22. EFFECTIVE DATE AND TERMINATION DATE                                  13

                      1998 OMNIBUS STOCK AND INCENTIVE PLAN
                                       FOR
                          MATADOR PETROLEUM CORPORATION



1. PURPOSE. The purpose of this Plan is to advance the interests of Matador Petroleum Corporation and increase shareholder value by providing additional incentives to attract, retain and motivate those qualified and competent employees upon whose efforts and judgement its success is largely dependent.

2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:


     (a) "AFFILIATE" means any entity other than the Parent that is designated by the Board as a participating employer under the Plan, provided that the Parent directly or indirectly owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity.

     (b) "AGREED PRICE" shall relate to the grant of a SAR without respect to a Related Option, and shall mean the value assigned to the Available Shares in the Award which will form the basis for calculating the Spread on the date of exercise of the SAR, which assigned value may be any value determined by the Committee, including the Fair Market Value of the Shares on the Date of Grant.

     (c) "AWARD" shall mean either an Option, or a SAR, except that where it shall be appropriate to identify the specific type of Award, reference shall be made to the specific type of Award.

     (d) "AVAILABLE SHARES" shall mean, at each time of reference, the total number of Shares described in SECTION 3 with respect to which the Committee may grant an Award, all of which Available Shares shall be held in the Parent's treasury or shall be made available from authorized and unissued shares.

     (e) "BOARD" shall mean the Board of Directors of the Parent.

     (f) "CAUSE" shall mean (i) a final, nonappealable conviction of a holder for commission of a felony involving moral turpitude, (ii) Holder's willful gross misconduct that causes material economic harm to the Company or that brings substantial discredit to the Company's reputation, or (iii) Holder's material failure or refusal to perform his duties if Holder has failed to cure such failure or refusal to perform within thirty (30) days after the Company notifies Holder in writing of such failure or refusal to perform.

     (g) "CODE" shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

     (h) "COMMITTEE" shall mean the persons the Board expressly selects to act as the Committee.

     (i) "COMMON STOCK" shall mean the common stock of the Parent.

     (j) "COMPANY" shall mean the Parent, its Subsidiaries and Affiliates, except when it shall be appropriate to refer only to Matador Petroleum Corporation, then it shall be referred to as "Parent".

     (k) "DATE OF GRANT" shall mean the date on which the Committee takes formal action to grant an Award, provided that it is followed, as soon as reasonably possible, by written notice to the Eligible Person receiving the Award.

     (l) "DIRECTOR" shall mean a member of the Board.

     (m) "DISABILITY" shall mean a Holder's present incapacity resulting from an injury or illness (either mental or physical) which, in the reasonable opinion of the Committee based on such medical evidence as it deems necessary, will result in death or can be expected to continue for a period of at least twelve (12) months and will prevent the Holder from performing the normal services required of the Holder by the Company, provided, however, that such disability did not result, in whole or in part: (i) from chronic alcoholism; (ii) from addiction to narcotics;
         (iii) from a felonious undertaking; or (iv) from an intentional self-inflicted wound.

     (n) "EFFECTIVE DATE" shall mean January 20, 1998.

     (o) "ELIGIBLE PERSON" shall mean employees of the Company who the Committee determines have the capacity to substantially contribute to the success of the Company.

     (p) "FAIR MARKET VALUE" shall mean, as of a particular date, the fair market value as determined by any fair and reasonable means prescribed by the Committee, except that if the shares are listed or admitted for trading on any United States national securities exchange, it shall mean the last reported sale price of the Shares on such exchange as reported in any newspaper of general circulation or if the Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, it shall be mean between the closing high bid and low asked quotations for such day on such system.

     (q) "HOLDER" shall mean, at each time of reference, each person (including, but not limited to an Optionee) with respect to whom an Award is in effect, except that where it should be appropriate to distinguish between a Holder with respect to an Option and a Holder with respect to a SAR, reference shall be made to Optionee; and provided further that to the extent provide under, and subject to the conditions of, the Award, it shall refer tot he person who succeeds to the rights of the Holder upon the death of the Holder.

     (r) "IMMEDIATE FAMILY" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

     (s) "INCENTIVE STOCK OPTION" shall mean an Option that is an incentive stock option as defined in Section 422 of the Code.

     (t) "NON-QUALIFIED STOCK OPTION" shall mean an Option that is not an Incentive Stock Option.

     (u) "OPTION" (when capitalized) shall mean any Incentive Stock Option and Non-qualified Stock Option granted under this Plan, except that, where it shall be appropriate to identify a specific type of Option, reference shall be made to the specific type of Option; provided, further, without limitation, that a single Option may include both Incentive Stock Option and Non-qualified Stock Option provisions.

     (v) "OPTIONEE" shall mean a person to whom an Option is granted (often referred to as a Holder).

     (w) "OPTION PRICE" shall mean the price per Share which is required to be paid by the Optionee in order to exercise his right to acquire the Share under the terms of the Option.

     (x) "OPTION PROCEEDS" shall mean the cash proceeds received by the Company from the exercise of Options.

     (y) "PARENT" shall mean Matador Petroleum Corporation, a Texas corporation.

     (z) "SHARE(S)" shall mean a share or shares of Common Stock.

     (aa) "SPREAD" shall mean the difference between the Option Price, or the Agreed Price, as the case may be, of the Share(s) and the Fair Market Value of such Share(s), on the date of reference.

     (bb) "SUBSIDIARY" shall mean any corporation (other than the Parent) in any unbroken chain of corporations beginning with the Parent if, at any time of the granting of the Award, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power o all classes of stock in one of the other corporations in such unbroken chain.

3. AWARD OF AVAILABLE SHARES. As of the Effective Date, Two Hundred Thousand (200,000) Shares shall automatically, and without further action, become Available Shares. To the extent any Award shall terminate, expire or be canceled, or the Award shall be paid in cash, the Available Shares subject to such Award (or with respect to which the Award is measured), shall remain Available Shares.

4.   CONDITIONS FOR GRANT OF AWARDS.

     (a) Without limiting the generality of the provisions hereof which deal specifically with each form of Award, Awards shall only be granted to such one or more Eligible Persons as shall be selected by the Committee.

     (b) In granting Awards, the Committee shall take into consideration the contribution the Eligible Person has made or may be reasonably expected to make to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Awards under the Plan prescribe such other terms and conditions concerning such Awards as it deems appropriate, including, without limitations, relating an Award to achievement of specific goals established by the Committee or to the continued employment of the Eligible Person for a specified period of time, provided that such terms and conditions are not inconsistent with the provisions of this Plan.

     (c) The Plan shall not confer upon any Holder any right with respect to continuation of employment by, or consulting relationship with, the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment.

     (d) The Awards granted to Eligible Persons shall be in addition to regular salaries, pensions, life insurance or other benefits related to their service to the Company. Neither the Plan nor any Award granted under the Plan shall confer upon any person any right to continuance of employment by the Company, and provided, further, that nothing herein shall be deemed to limit the ability of the Company to enter into any other compensation arrangements with any Eligible Person.

     (e) The Committee shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purpose of this Plan or any award.

     (f) Notwithstanding any provision hereof to the contrary, each Award which in whole or in part involves the issuance of Available Shares may provide for the issuance of such Available Shares for consideration consisting of such consideration as the Committee may determine, including (without limitation) as compensation for past services rendered.

5.   GRANT OF OPTIONS.

     (a) The Committee may grant to Optionees from time to time Options alone, in addition to, or in tandem with, SARs, to purchase some or all of the Available Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-qualified Stock Option, shall be evidenced by a written agreement that shall contain such provisions as shall be selected by the Committee, which may incorporate the terms of this Plan by reference, and which clearly shall state whether it is (in whole or in part) an Incentive Stock Option or a Non-qualified Stock Option.

     (b) The aggregate Fair Market Value (determined as of the Date of Grant) of the Available Shares with respect to which any Incentive Stock Option is exercisable for the first time by the Optionee during any calendar year under the Plan and all such plans of the Company (as defined in Section 425 of the Code) shall not exceed $100,000.

     (c) A Non-qualified Stock Option shall not be transferable by the Holder without the prior written consent of the Committee other than (i) transfers by the Holder to a member of his or her Immediate Family or a trust for the benefit of the Optionee or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution. An Incentive Stock Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution. All Options shall be exercisable, during the Holder's lifetime, only by the Holder.

6.   OPTION PRICE.

     (a) The Option Price shall be any price determined by the Committee; provided, however, that the Option Price may not be less than the par value of the Common Stock, and in the case of an

         Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

     (b) Unless further limited by the Committee in any Option, the Option Price shall be paid solely in cash, by certified or cashier's check, by wire transfer, by money order, with Common Stock (but with Shares only if expressly permitted by the terms of the Option), or by a combination of the above; provided, however, that the Committee may accept a personal check in full or partial payment. If the Option Price is permitted to be, and is, paid in whole or in part with Common Stock, the value of the Common Stock surrendered shall be its Fair Market Value on the date surrendered.

7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Committee has received written notice of such exercise in accordance with the terms of the Option, and (ii) full payment of the aggregate Option Price of the Available Shares as to which the Option is exercised has been made. The Committee, in its sole discretion may accept, in lieu of a cash payment, the promissory note of the Optionee as payment in whole or in part of the aggregate Option Price. Separate stock certificates shall be issued by the Parent for any Available Shares acquired as a result of exercising an Incentive Stock Option and Non-qualified Stock Option.

8.   EXERCISABILITY OF OPTIONS AND ACCELERATION OF AWARD.

     (a) Each Option shall become exercisable in whole or in part and cumulatively, and shall expire, according to the terms of the Option to the extent not inconsistent with the express provisions of this Plan.

     (b) The Board, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unexercisable Option may be exercised or a restriction on an Award will lapse.

9.   TERMINATION OF OPTION PERIOD.

     (a) Unless the Option shall terminate on an earlier date under the express terms of the Option, and except to the extent the period in Subsection
         (ii) below is expressly extended under the terms of the Option, the unexercised portion of an Option shall automatically and without notice terminate and become null and void on the earlier of:

         (i) the date that Optionee ceases to be employed by the Company, if such cessation is for Cause,

         (ii) the 30th day after the date the Optionee ceases to be employed by the Company for any reason other than Cause,

         (iii) one year after the date on which Optionee ceases to be employed by the Company as a result of Disability or death,

         (iv)  the tenth (10th) anniversary of the Date of Grant.

     (b) Notwithstanding any provisions of SECTION 12(b) to the contrary, the Committee may, be giving written notice ("CANCELLATION NOTICE"), cancel, effective, upon the date of the consummation of any of the transactions described in SECTION 14(b), all or any portion of such Option which remains unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed dated of such cancellation, and may be given either before or after sharholder approval of such corporation transaction.

10. INCENTIVE STOCK OPTIONS FOR 10% SHAREHOLDER. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under Section 425(d) of the Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (as defined in Section 425 of the Code) at the Date of Grant, unless the Option Price of such Incentive Stock Option is at least 110% of the Fair Market Value on the Date of Grant of the Available Shares subject to such Incentive Stock Option, and the period during which the Incentive Stock Option may be exercised does not exceed five (5) years from the Date of Grant.

11. NON-QUALIFIED STOCK OPTIONS. Non-qualified Stock Options may be granted hereunder and shall contain such terms and provisions as shall be determined by the Committee, except that each such Non-qualified Stock Option (i) must be clearly designated as a Non-qualified Stock Option; (ii) may be granted for Available Shares which become exercisable in excess of the limits contained in SUBSECTION 5(b); and (iii) shall not be subject to SECTION 10 hereof. If both Incentive Stock Options and Non-qualified Stock Options are granted to an Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.

12.  CERTAIN CORPORATE TRANSACTIONS.

     (a) In the event of (i) dissolution or liquidation of the Parent, or (ii) a merger or consolidation in which the Parent is not the surviving corporation (other than a merger or consolidation in which there is not substantial change in the stockholders of the Parent or their relative stock holdings), any or all outstanding Awards may be assumed, converted or replaced by substantially similar Awards issued by the successor corporation, which assumption, conversation or replacement will be binding on all Holders.

     (b) Except to the extent Awards are assumed, converted or replaced in accordance with SUBSECTION (a), on the date thirty (30) days prior to any occurrence described in (i), or (ii), but only where such anticipation occurrence actually takes place, not withstanding the provisions of each Award, if any, which would limit exercisability, or result in a forfeiture if the Holder's employment were terminated immediately prior to such occurrence, such Award shall immediately become fully exercisable and nonforfeitable (hereafter, in this SECTION 12, such Award shall be "accelerated") where such occurrence (i) is any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to plan), which has the result that shareholders of the Parent immediately before such transaction cease to own at least fifty percent (50%) of the voting stock of the Parent or of any entity which results from the participation of the Parent in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction; or (ii) is a sale, lease, exchange or other disposition of all or substantially all the property and assets of the Parent.

     (c) Notwithstanding any provisions hereof to the contrary, if an Award is accelerated under SUBSECTION 12(b), the portion of the Award which is accelerated is limited to that portion which can be accelerated without causing the Holder to have an "excess parachute payment" as determined under Section 280G of the Code, determined by taking into account all of the

         Holder's "parachute payments" determined under Section 280G of the Code, all as reasonably determined by the Committee.

13.  ADJUSTMENT OF AVAILABLE SHARES.

     (a) If at any time while the Plan is in effect or Awards with respect to Available Shares are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

         (i) appropriate adjustment shall be made in the maximum number of Available Shares which may be granted under SECTION 3, and in the Available Shares which are then subject to each Awards, so that the same proportion of the Parent's issued and outstanding Common Stock shall continue to be subject to grant under SECTION 3, and to such Award, and

         (ii) in addition, and without limitation, in the case of each Award (including, without limitation, Options) which requires the payment of consideration by the Holder in order to acquire Shares, an appropriate adjustment shall be made in the consideration (including, without limitation the Option Price) required to be paid to acquire the each Share, so that (i) the aggregate consideration to acquire all of the Shares subject to the Award remains the same and, (ii) so far as possible (and without disqualifying an Incentive Stock Option) as reasonably determined by the Committee in its sole discretion, the relative cost of acquiring each Share subject to such Award remains the same.

     (b) The Committee may change the terms of Options outstanding under this Plan, with respect to the Option Price or the number of Available Shares subject to the Options, or both, when, in the Committee's judgement, such adjustments become appropriate by reason of a corporate transaction (as defined in Treasury Regulation Section 1.425-A(a)(1)(ii)); provided, however, that if by reason of such corporate transaction an Incentive Stock Option is assumed or a new option is substituted therefore, the Committee may only change the terms of such Incentive Stock Option such that (i) the excess of the aggregate Fair Market Value of the Shares subject to Option immediately after the substitution or assumption, over the aggregate option price of such Shares, is not more than the excess of the aggregate Fair Market Value of all Available Shares subject to the Option immediately before such substitution or assumption over the aggregate Option Price of such Available Shares, and (ii) the new Option, or the assumption of the old Incentive Stock Option does not give the Optionee additional benefits which he did not have under the old Incentive Stock Option.

     (c) Except as otherwise expressly provided herein, the issuance by the Parent or shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe thereof, or upon conversion of shares or obligations of the Parent convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Available Shares subject to Awards granted under the Plan.

     (d) Without limiting the generality of the foregoing, the existence of outstanding Awards with respect to Available Shares granted under the Plan shall not affect in any manner the right or power of the Parent to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Parent's capital structure or its business; (2) any merger or consolidation of the Parent; (3) any issue by the Parent of debt securities, or preferred or preference stock which would rank above the Available Shares subject to outstanding Awards' (4) the dissolution or liquidation of the Parent; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

14. TRANSFERABILITY OF AWARDS. Each Award shall provide that such Award not be transferable by the Holder otherwise than by will or the laws of descent and distribution, or, if so provided in the Award, (a) that such Award (other than an Incentive Stock Option) is transferable, in whole or in part, without payment of consideration, to members of the Holder's Immediate Family, to trusts for such Immediate Family members, or to partnerships whose only partners are such deduction for a "charitable contribution" under Section 170(a)(i) of the Code (provided, in each such case that no further transfer by any such permitted transferee(s) shall be permitted); provided, further, that in each case the exercise of the Award will remain the power and responsibility of the Holder and that so long as the Holder lives, only such Holder (even if pursuant to the legal direction of the person to whom a charitable contribution has been made) or his guardian or legal representative shall have the rights set forth in such Award.

15. ISSUANCE OF SHARES. No Holder or other person shall be, or have any of the rights or privileges of, the owner of Shares subject to an Award unless and until certificates representing such Common Stock shall have been issued and delivered to such Holder or other person. As a condition of any issuance of Common Stock, the Committee may obtain such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

     (i) a representation, warranty or agreement by the Holder to the Parent, at the time any Shares are transferred, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

     (ii) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

Share certificates to the Holder receiving such Shares who are parties to any shareholders agreement or any similar agreement shall bear the legends contained in such agreements. Notwithstanding any provision hereof to the contrary, no Shares shall be required to be issued with respect to an Award unless counsel for the Parent shall be reasonably satisfied that such issuance will be I compliance with applicable Federal or state laws. As a condition of any issuance of Shares, the Committee may obtain such agreements or undertakings, if any, as the Committee may deem necessary or advisable to insure that the Holder is bound with respect to any restrictions that may be contained in any stock ownership agreement being used by the Company at the time of exercise or with respect to any restrictions imposed upon shareholders by underwriters in connection with an initial public offering and, further, that if the Shares are offered for sale to a person other than the Company, such Shares will be offered for sale to the Company as provided in SECTION 17.

16.  STOCK APPRECIATION RIGHTS.

     (a) The Committee shall have authority to grant a SAR by itself with respect to Available Shares, or with respect to all or some of the Available Shares covered by an Option ("RELATED OPTION"). A SAR granted with respect to an Incentive Stock Option must be granted on the Date of Grant of such Related Option. A SAR grant with respect to a Related Option which is a Non-qualified Stock Option may be granted on or after the Date of Grant of such Related Option.

     (b) The following shall govern the granting of a SAR under this Plan:

         (i)  The term "SAR" shall mean a right granted under this Plan either
              (i) by itself with respect to Available Shares, or (ii) in tandem with a Related Option, that shall entitle the Holder thereof to an amount in cash equal to the SAR Spread.

         (ii) The term "SAR SPREAD" shall mean with respect to each SAR an amount equal to the product of (1) the excess of (A) the Fair Market Value per Share on the date of exercise over (B) whichever of (y) or (z) apply, where the SAR is granted in tandem with a Related Option, then (y) is the Option Price per Share of the Related Option with respect to which the SAR is exercised (without limitation, it not being necessary for the SAR to be exercised with respect to the maximum number of Shares available for exercise), and where the SAR is granted by itself with respect to a designated number of Available Shares, then (z) is whichever of the Fair Market Value of the Available Shares on the Date of Grant, or the Agreed Price, shall be designated in the SAR agreement, in each case such excess multiplied by (2) the number of Available Shares with respect to which such SA is being exercised; provided, however, that with respect to any SAR granted in tandem with an Incentive Stock Option, in no event shall the SAR Spread exceed the amount permitted to be treated as the SAR Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

     (c) To exercise the SAR the Holder shall:

         (i) Give written notice thereof to the Company, specifying the SAR being exercised and the number of Available Shares with respect to which such SAR is being exercised, and

         (ii) If requested by the Company, deliver within a reasonable time the agreement evidencing the SAR being exercised, and the Related Option agreement (if any), to the Secretary of the Company who shall endorse or cause to be endorsed thereon a notation of such exercise and turn all agreements to the Holder.

     (d) As soon as practicable after the exercise of a SAR, the Company shall pay to the Holder either (i) cash, (ii) Shares, or (iii) a combination of cash and Shares, in each case as determined in the sole discretion of the Committee, having a value (in the case of a payment in whole or in part with Shares, based on their Fair Market Value on the date of delivery) equal to the SAR Spread, provided, however, without limitation that the Company may withhold from such payment any amount necessary to satisfy the Company's obligation for federal and state withholding taxes with respect to such exercise.

     (e) A SAR may be exercised only if and to the extent that it is permitted under the terms of the Award which, in the case of a Related Option, shall be only with respect to Shares subject to a


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

         Related Option to the extent such Related Option is eligible to be exercised with respect to such Shares at the time of reference.

     (f) Upon the exercise or termination of a Related Option with respect to Shares subject to such Related Option, the SAR with respect to such Shares shall terminate, and upon exercise of a SAR with respect to Shares subject to such Related Option, the right to exercise the Related Option with respect to such Shares shall terminate.

     (g) A SAR shall not be transferable.

     (h) A SAR granted with respect to an Incentive Stock Option may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Option Price.

     (i) Each SAR shall be granted on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a written agreement, which may, without limitation, be part of the Option Agreement.

     (j) The Holder shall have no rights as a stockholder with respect to the Shares as a result of the grant, or exercise, of a SAR.

17. RIGHT OF FIRST REFUSAL. In the event Holder exercises his Option to acquire Shares, such Shares shall be subject to the following requirements unless otherwise expressly provided in the Option:

     (a) In the event Holder receives a bona fide offer for the purchase of all or a part of the Shares, Holder shall give written notice of such offer to the Secretary of the Company. The notice must set forth the name of the proposed transferee, the number of Shares to be transferred ("OFFERED SHARES"), the price per Share, and all other terms and conditions of the proposed transfer.

     (b) On receipt of the notice with respect to such offer, the Parent shall have the exclusive right and option, exercisable at any time during a period of thirty days from the date of said notice ("NOTICE PERIOD"), to notify Optionee of its election to purchase, all but not less than all, of the Offered Shares upon the same terms and conditions as contained in the offer from the third party (except that cash may be substituted for any non-cash consideration). If the Parent elects to exercise its right to purchase all of such Offered Shares, it shall give written notice to that effect to Optionee within the Notice Period and the closing of such purchase shall occur as provided in SUBSECTION
         (iii). In the event that the Company does not desire to purchase all of the Offered Shares, Optionee shall have the right to transfer all of the Offered Shares to the third-party purchaser free and clear of any restrictions against transfer imposed by this Section. In the event that the third party fails to purchase all of the Offered Shares, any subsequent offers for such Shares must be made pursuant to the terms of this Section.

     (c) The closing of the purchase and sale of Offered Shares shall be at the offices of the Company in Dallas, Texas, on the thirtieth day following the giving of the notice of election to purchase. If such thirtieth day is a Saturday, Sunday or legal holiday for national banks in Dallas, Texas, the closing shall be held on the next following business day.


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


Notwithstanding the foregoing, the Company, in its sole discretion, may provide in writing, delivered to affected Holders, that some or all of the Shares of such Holder are no longer subject to the requirements set forth in this Section 17.

18.  ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by the Committee selected by the Board and, except for the powers reserved to the Board in SECTION 21 hereof, the Committee shall have all of the administrative powers under Plan; provided that if a Committee is not appointed by the Board, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board.

     (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to an officer of the Parent. The determinations under, and the interpretations of, any provision of the Plan or an Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

     (c) Any and all determinations and interpretations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting duly called, with at least 3 days prior notice and a general explanation of the subject matter given to each member, or (ii) without a meeting, by the written approval of all members of the Committee.

     (d) No member of the Committee shall be liable for any action taken or omitted to be taken by him or by any other member of the Committee with respect to the Plan, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any member of the Committee with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such member's gross negligence, fraud or bad faith. Such indemnification shall include attorney's fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of commission or omission. Nothing herein shall be deemed to limit the Company's ability to insure itself with respect to its obligations hereunder.

     (e) In particular, and without limitation, the Committee shall have the authority, consistent with the terms of the Plan:

         (i) to select the key employees of the Company to whom Awards may from time to time be granted hereunder;

         (ii) to determine whether and to what extent Awards are to be granted hereunder to one or more eligible persons;

         (iii) to determine the number of Shares, or the Shares which shall form the basis of a SAR, to be covered by each such Award granted hereunder;

         (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the Agreed Value and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by the Plan;

         (v) to determine whether, to what extent, and under what circumstances Awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other Awards under the Plan and/or cash awards made outside of the Plan; and

         (vi) to determine whether to require payment of tax withholding requirements in Shares.

     (f) The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan; provided, however, that to the extent that this Plan otherwise requires the approval of the Board or the shareholders of the Parent, all decisions of the Committee shall be subject to such Board or shareholder approval. Subject to the foregoing, and without limitation, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Holders.

19. TAX WITHHOLDING. On or immediately prior to the date on which a payment is made to a Holder hereunder or, if earlier, the date on which an amount if required to be included in the income of the Holder as a result of an Award, the Holder shall be required to pay to the Company, in cash or, at the option of the Company, in Shares (including, but not limited to, the reservation to the Company of the requisite number of Available Shares otherwise payable to such Holder with respect to such Award) the amount which the Company reasonably determines to be necessary in order for the Company to comply with applicable federal or state tax withholding requirements, and the collection of employment taxes, if applicable; provided, further, that the Committee may require that such payment be made in cash.

20.  INTERPRETATION.

     (a) If any provision of the Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

     (b) THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

     (c) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan

     (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

     (e) The Plan is intended to constitute an "unfounded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the

         Committee otherwise determines with the consent of the affected Holder, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

     (f) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

21. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Board, or the Committee (subject to the prior written authorization of the Board), may from time to time amend the Plan or any Award; provided, however, that [except to the extent provided in SECTIONS 9(b) AND 13 hereof] no such amendment may, without approval by the shareholders of the Parent, (a) increase the number of Available Shares or change the class of Eligible Persons, (b) permit the granting of Awards which expire beyond the maximum 10-year period described in SUBSECTION 9(a)(iv), (c) extend the termination date of the Plan as set forth in SECTION 22; and provided, further, that no amendment or suspension of the Plan or any Award issued hereunder shall, except as specifically permitted in this Plan or under the terms of such Award, substantially impair any Award previously granted to any Holder without the consent of such Holder.

22. EFFECTIVE DATE AND TERMINATION DATE. The Plan shall be effective as of its Effective Date, and shall terminate on the tenth anniversary of such Effective Date.


                          MATADOR PETROLEUM CORPORATION

                          BY__________________________________

                          NAME________________________________

                          TITLE_______________________________





















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